UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

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Hub Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27754	36-4007085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Clearwater Drive

Oak Brook, Illinois 60523

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (630) 271-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	HUBG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2022, Hub Group, Inc. (the "Company") announced that Ms. Vava Dimond, its Executive Vice President and Chief Information Officer, will retire effective as of March 1, 2022.  The Company expresses its appreciation to Ms. Dimond for the contributions she has made since joining the Company in 2013.  Beginning on March 2, 2022, Ms. Dimond will provide support to the Company at least through June 30, 2022 (subject to extension by the Company) in a non-executive consulting role to assist with the transition of her duties.  The Company has agreed to pay Ms. Dimond a monthly consulting fee of $20,000 during the Consulting Period, pro-rated for any partial month of service.  Ms. Dimond will continue to vest in any previously granted equity awards that vest on or before March 1, 2022, and all other unvested equity awards will be forfeited as of that date.

Effective March 2, 2022, the Company appointed Mr. Dhruv Bansal to succeed Ms. Dimond as Chief Information Officer.  Mr. Bansal currently is the Company’s Senior Vice President of Applications Development.  Prior to joining the Company, his career included leading technology teams focused on the transportation and supply chain sectors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-k, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

Date: January 26, 2022	By:	/s/ Thomas P LaFrance
Thomas P LaFrance
Executive Vice President, General Counsel & Corporate Secretary